UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2025

Commission file number 001-38265

nVent Electric plc

(Exact name of Registrant as specified in its charter)

Ireland	001-38265	98-1391970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW, United Kingdom

(Address of principal executive offices)

Registrant's telephone number, including area code: 44-20-3966-0279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2025, nVent Electric plc (the “Company”) announced the appointment of Gary Corona as the Company’s Executive Vice President and Chief Financial Officer effective March 31, 2025 (the “Effective Date”). Sara E. Zawoyski, the Company’s Executive Vice President, Chief Financial Officer and Interim President of Systems Protection (formerly Enclosures), will continue in this role until the Effective Date, at which time she will become President of Systems Protection and cease to be Chief Financial Officer.

Mr. Corona, age 51, is currently the Senior Vice President, Corporate Finance of Medtronic plc (“Medtronic”), a global healthcare technology company, a role he has served in since serving as Medtronic’s interim Chief Financial Officer from August 2024 until March 2025. Prior to serving as Medtronic’s interim Chief Financial Officer, Mr. Corona served as Medtronic’s Senior Vice President, Global Financial Planning and Analysis from January 2023 until August 2024. Prior to his roles at Medtronic, Mr. Corona held finance roles of increasing responsibility at General Mills, Inc. during his 26 year tenure, most recently as Vice President, Corporate Finance from 2020 to 2023.

In connection with Mr. Corona being appointed Executive Vice President and Chief Financial Officer, the Compensation and Human Capital Committee of the Board of Directors of the Company approved the compensation for Mr. Corona. Mr. Corona will receive an annual base salary of $600,000 and will have a target annual incentive compensation opportunity of 80% of his base salary, which will be pro-rated for the portion of 2025 that he is employed by the Company. Mr. Corona will receive an annual long-term incentive award for 2025 consisting of restricted stock units with a grant date fair value of $1,500,000 that will vest ratably over three years. Mr. Corona will also receive a new hire cash bonus of $500,000, which is subject to repayment if he voluntarily terminates employment within two years of his hire date, and a new hire equity award consisting of restricted stock units with a grant date fair value of $2,500,000, which will cliff vest four years after the grant date.

Mr. Corona is also eligible to receive other benefits provided to executive officers of the Company as included in the Company’s Proxy Statement for its 2024 annual general meeting of shareholders, including a Key Executive Employment and Severance Agreement (the “KEESA”) that will be effective upon his commencement of employment with the Company. The KEESA will provide that Mr. Corona could be entitled to certain severance and other benefits following a “change in control” (as defined in the KEESA) of the Company if Mr. Corona is involuntarily terminated, other than for disability or “cause” (as defined in the KEESA), or if Mr. Corona terminates his employment for conditions that constitute “good reason” (as defined in the KEESA). The foregoing description of the KEESA is qualified in its entirety by reference to the full text of the KEESA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses or Funds Acquired
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Shell Company Transactions
Not applicable.
(d)	Exhibits

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Key Executive Employment and Severance Agreement for Gary Corona (incorporated by reference to Exhibit 10.24 in the Annual Report on Form 10-K of nVent Electric plc filed with the Commission on February 20, 2024 (file No. 001-38265)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on March 11, 2025.

nVent Electric plc
Registrant

By	/s/ Randolph A. Wacker
Randolph A. Wacker
Senior Vice President, Chief Accounting Officer and Treasurer